As filed with the Securities and Exchange Commission on May 15, 2000

                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  CYSIVE, INC.
             (Exact name of registrant as specified in its charter)

               Delaware                                  54-1698017
    (State or other jurisdiction of         (IRS Employer Identification Number)
    incorporation or organization)

                        10780 Parkridge Blvd., Suite 400
                                Reston, VA 20191
               (Address of principal executive offices) (Zip code)

           Cysive, Inc. Second Amended and Restated 1994 Stock Option
                            (Full title of the plan)

                            Nelson A. Carbonell, Jr.
                 Chairman, President and Chief Executive Officer
                                  CYSIVE, INC.
                        10780 Parkridge Blvd., Suite 400
                                Reston, VA 20191
                     (Name and address of agent for service)

                                 (703) 259-2300
          (Telephone number, including area code, of agent for service)


                                    Copy to:

                                Alan L. Dye, Esq.
                             Hogan & Hartson L.L.P.
                           555 Thirteenth Street, N.W.
                            Washington, DC 20004-1109
                                 (202) 637-5600

                       ----------------------------------


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                Proposed maximum         Proposed maximum
                                               Amount to be    offering price per       aggregate offering    Amount of registration
     Title of securities to be registered      registered             share                   price                   fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock ($.01 par value)                  76,911 (1)         $25.50 (2)           $1,916,230.50 (2)            $517.76
====================================================================================================================================

(1) The Registrant is registering 76,911 shares of its common stock for issuance pursuant to its Second Amended and Restated 1994 Stock Option Plan.
(2) Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of registration fee, based on the average high and low prices per shares of the Common Stock on May 10, 2000 as reported on the Nasdaq National Market.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information required to provided in this
Part I will be separately sent or given to employees participating, as contemplated by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to
Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         Cysive, Inc. (the "Company" or "Cysive") hereby incorporates by reference into this registration statement the following documents filed with the Commission:

               (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1999;

               (b)      The Company's Current Report on Form 8-K, dated April
                        18, 2000;

               (c)      The Company's Current Report on Form 8-K, dated April
                        24, 2000;

               (d) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000;

               (e) The description of the Company's common stock, $.01 par value per share ("Common Stock"), contained in the Company's registration statement on Form 8-A filed with the Commission on October 12, 1999 pursuant to Section 12 of the Exchange Act;

               (f) All reports filed by the Company with the Commission under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1999; and

               (g) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. The documents required to be so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

         To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement which is not, pursuant to the Commission's rules, deemed to be "filed" with the Commission or subject to the liabilities of Section 18 of the Exchange Act.

Item 4.  Description of Securities.

         A description of the Company's Common Stock is incorporated by reference under Item 3.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         The Company's Certificate of Incorporation, as amended ("Certificate of Incorporation") and Bylaws provide for the indemnification of the Company's directors and officers to the fullest extent authorized by, and subject to, the conditions set forth in the General Corporation Law of the State of Delaware (the "DGCL"'), except that the Company will indemnify a director or officer in connection with a proceeding (or part thereof) initiated by the person only if the proceeding (or part thereof) was authorized by the Company's Board of Directors. The indemnification provided under the Certificate of Incorporation and Bylaws includes the right to be paid by the Company the expenses (including attorneys' fees) in advance of any proceeding for which indemnification may be had in advance of its final disposition, provided that the payment of such expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of a proceeding may be made only upon delivery to the Company of an undertaking by or on behalf of the director or officer to repay all amounts so paid in advance if it is ultimately determined that the director or officer is not entitled to be indemnified. According to the Bylaws, if a claim for indemnification is not paid by the Company within 60 days after a written claim has been received by the Company, the claimant may at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting the action.

         As permitted by the DGCL, the Company's Certificate of Incorporation provides that directors of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, relating to unlawful payment of dividends or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit. As a result of this provision, the Company and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

         Under the Bylaws, the Company has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against the person or incurred by the person in any such capacity, or arising out of the person's status as such, and related expenses, whether or not the Company would have the power to indemnify the person against such liability under the provisions of the DGCL. TheCompany has purchased director and officer liability insurance on behalf of its directors and officers.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

           Exhibit
           Number            Description
           ------            -----------
           5.1               Legal Opinion of Joseph M. Boyle, Esquire

           23.1              Consent of Ernst & Young LLP

           23.2              Consent of Joseph M. Boyle, Esquire (included in Exhibit 5.1)

           24.1              Power of Attorney (included on the signature page of the registration statement)

           99.1              Cysive, Inc. Second Amended and Restated 1994 Stock Option Plan (1)

           --------------
           (1) Incorporated by reference to Cysive, Inc.'s Definitive Proxy Statement for its 2000 Annual Meeting of Stockholders filed with the Commission on April 3, 2000.

Item 9.  Undertakings.

               (a)  The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                         (iii) To include any material information with respect
                               to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                               provided, however, that paragraphs (a)(1)(i) and
                               (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Cysive, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia as of May 12, 2000.


                                    CYSIVE, INC.

                                    By:      /s/ Nelson A. Carbonell, Jr.
                                       -----------------------------------------
                                              Nelson A. Carbonell, Jr.
                                         Chairman of the Board of Directors,
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Nelson A. Carbonell, Jr. and John R. Lund, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement or any Registration Statement relating to this Registration Statement under Rule 462 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of May 12, 2000.

                                Name                                                     Title
                                ----                                                     -----


         /s/ Nelson A. Carbonell, Jr.
         ---------------------------------                    Chairman, President and Chief Executive Officer
         Nelson A. Carbonell, Jr.                             (Principal Executive Officer)


         /s/ John R. Lund
         ---------------------------------                    Vice President, Chief Financial Officer, Treasurer,
         John R. Lund                                         Secretary and Director (Principal Financial and
                                                              Accounting Officer)


         /s/ Jon S. Korin
         ---------------------------------                    Director
         Jon S. Korin



         ---------------------------------                    Director
         John M. Sabin

                         Index to Exhibits


           Exhibit
           Number            Description
           ------            -----------
           5.1               Legal Opinion of Joseph M. Boyle, Esquire

           23.1              Consent of Ernst & Young LLP

           23.2              Consent of Joseph M. Boyle, Esquire (included in Exhibit 5.1)

           24.1              Power of Attorney (included on the signature page of the registration statement)

           99.1              Cysive, Inc. Second Amended and Restated 1994 Stock Option Plan (1)

           --------------
           (1) Incorporated by reference to Cysive, Inc.'s Definitive Proxy Statement for its 2000 Annual Meeting of Stockholders filed with the Commission on April 3, 2000.